Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(118,116)
Unrealized Gain (Loss) on Market Value of Futures	9,766
Dividend Income	537
Interest Income	3,346
Total Income (Loss)	$(104,467)

Expenses
General Partner Management Fees	$9,237
Professional Fees	11,009
Brokerage Commissions	262
Non-interested Directors' Fees and Expenses	77
Prepaid Insurance Expense	57
NYMEX License Fee	185
Total Expenses	20,827
Expense Waiver	(9,743)
Net Expenses	$11,084
Net Income (Loss)	$(115,551)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/16	$14,895,423
Net Income (Loss)	(115,551)

Net Asset Value End of Month	$14,779,872
Net Asset Value Per Share (1,400,000 Shares)	$10.56

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612